EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-127807, 333-60997, 333-61007, 333-90802, 333-90858, and 333-90860) of Hastings Entertainment, Inc. of our report dated March 28, 2006, with respect to the consolidated financial statements and schedule of Hastings Entertainment, Inc., included in this Annual Report (Form 10-K) for the year ended January 31, 2006.

/s/ Ernst & Young LLP

Fort Worth, Texas
April 17, 2006